                                                                   EXHIBIT 10.1

                                 AMENDMENT NO. 2 TO
                             REVOLVING CREDIT AGREEMENT


     This Amendment No. 2 to Revolving Credit Agreement (this "Amendment") dated as of February 11, 1997, by and among NHP Incorporated ("NHP"), the other "Borrowers" identified on the signature page hereto (collectively, the "Borrowers"), the financial institutions identified on the signature page hereto, (collectively, the "Banks"), The First National Bank of Boston, as Lead Agent for the Banks (in such capacity, the "Lead Agent"), and Fleet National Bank (formerly Fleet Bank of Massachusetts, National Association) and Morgan Guaranty Trust Company of New York as Co-Agents for the Banks (in such capacity, the "Co-Agents").

                                    WITNESSETH

     WHEREAS, pursuant to the terms of a certain Revolving Credit Agreement dated as of August 18, 1995 (as amended and in effect as of the date hereof, the "Credit Agreement"), by and among each of the Borrowers, each of the Banks, the Lead Agent and the Co-Agents, the Banks agreed to make loans and otherwise extend credit to the Borrowers; and

     WHEREAS, the Borrowers have asked the Banks to agree to amend certain covenants and definitions set forth in the Loan Agreement in order to better reflect the operations and business of the Borrowers; and

     WHEREAS, the Banks are willing to agree to such amendments upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. DEFINED TERMS. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

     SECTION 2.  AMENDED LIBOR PRICING; COMMITMENT FEE.

                 (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following additional definition at the beginning thereof:

                 ADJUSTMENT DATE. The first day of the month immediately following the month in which an annual or quarterly report is to be delivered to the Banks pursuant to Sections 8.4(a) or (b).

                 (b) Section 1.1 of the Credit Agreement is hereby further amended by inserting the following additional definition after the definition of Agency Accounts:

                  APPLICABLE MARGIN. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the ratio of NHP and its Subsidiaries Consolidated Total Indebtedness to EBITDA, as determined for the fiscal quarter ending immediately prior to the applicable Rate Adjustment Period in accordance with Section 10.3:

                                APPLICABLE          APPLICABLE
     CONSOLIDATED TOTAL         MARGIN FOR          MARGIN FOR
       INDEBTEDNESS             LIBOR RATE          COMMITMENT
         TO EBITDA                LOANS               FEE
     ------------------         ----------          ----------

     Equal to or                125 Basis Points    37.5 Basis Points
     less than
     3.0 to 1.0, but
     Greater than
     2.5 to 1.0


     Equal to or                100                 25.0
     less than
     2.5 to 1.0, but
     Greater than
     2.0 to 1.0


     Equal to or                 75                 25.0
     less than
     2.0 to 1.0


Notwithstanding the foregoing, if the Borrowers fail to deliver any financial report required pursuant to Section 8.4(a) or (b) on any Adjustment Date, then for the period commencing on such Adjustment Date until such financial report is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

                 (c) Section 2.2 of the Credit Agreement is hereby amended by deleting the phrase "three hundred seventy-five one-thousandths of one percent (0.375%)", and substituting therefor the phrase "the Applicable Margin".

                 (d) Section 2.5 of the Credit Agreement is hereby amended by deleting the text of clause (b) thereof in its entirety, and substituting therefor the following:

                  Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the per annum rate equal to the LIBOR Rate, PLUS the Applicable Margin, as the same may change from time to time.

     SECTION 3.  AMENDMENTS TO FINANCIAL COVENANTS.

                 (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following additional definitions immediately after the definition of Person set forth therein:

                  PRO FORMA CONSOLIDATED OPERATING CASH FLOW. With respect to any acquisition permitted pursuant to Section 9.5(a) hereof: (a) if the cost of such acquisition (including purchase money financing) is equal to or greater than $7,500,000, Consolidated Operating Cash Flow of such acquired Person or Persons for the twelve month period reflected in the most recent audited annual financial statements of such Person or Persons, provided, however, that if audited annual financial statements of such Person or Persons are not available, Consolidated Operating Cash Flow of such Person or Persons for such twelve month period must be demonstrated to the reasonable satisfaction of the Agent based upon the best available financial statements of such Person or Persons or a comfort letter from NHP's auditors, in each case subject to such assumptions and adjustments as may be acceptable to the Agent; and (b) if the cost of such acquisition (including purchase money financing) is less than $7,500,000, Consolidated Operating Cash Flow of such acquired Person or Persons for the twelve month period reflected in the most recent annual financial statements of such Person or Persons, regardless of whether such financial statements have been audited.

                  PRO FORMA EBITDA. With respect to any acquisition permitted pursuant to Section 9.5(a) hereof: (a) if the cost of such acquisition (including purchase money financing) is equal to or greater than $7,500,000, EBITDA of such acquired Person or Persons for the twelve month period reflected in the most recent audited annual financial statements of such Person or Persons, provided, however, that if audited annual financial statements of such Person or Persons are not available, EBITDA of such Person or Persons for such twelve month period must be demonstrated to the reasonable satisfaction of the Agent based upon the best available financial statements of such Person or Persons or a comfort letter from NHP's auditors, in each case subject to such assumptions and adjustments as may be acceptable to the Agent; and (b) if the cost of such acquisition (including purchase money financing) is less than $7,500,000, EBITDA of such acquired Person or Persons for the twelve month period reflected in the most recent annual financial statements of such Person or Persons, regardless of whether such financial statements have been audited.

                 (b) Section 10.1 of the Credit Agreement is hereby amended by deleting the text thereof, and substituting therefor the following:

                 The Borrowers will not permit the ratio of (i) the sum of (a) EBITDA (less, to the extent included in the calculation of EBITDA, any earnings attributable to mortgage loans held by WM Financial that are borrowed against under any mortgage warehousing facility permitted pursuant to Section 9.1(1)) for the period consisting of two consecutive fiscal quarters ending on the last day of such fiscal quarter multiplied by two, PLUS (b) Pro Forma EBITDA with respect to any Person or Persons acquired during such period of two consecutive fiscal quarters, LESS (c) actual EBITDA attributable to the Borrowers' operation of such Person or Persons described in clause (b) subsequent to the date of acquisition, to (ii) Consolidated Total Interest Expense for such period to be less than 3.0 to 1.0, provided, that with respect to any fiscal quarter ending prior to September 30, 1996, the ratio of EBITDA to Consolidated Total Interest Expense shall be calculated for the period from the Closing Date to and including the date of computation. The ratio of EBITDA to Consolidated Total Interest Expense shall be computed as of the last day of each fiscal quarter for the immediately preceding period as described above commencing with the fiscal quarter ending September 30, 1995.

                 (c) Section 10.2 of the Credit Agreement is hereby amended by deleting the text thereof, and substituting therefor the following:

                 In the event that the Borrowers elect to convert the Loans to a Converted Term Loan, from and after the date on which the Loans are converted to Converted Term Loan pursuant to Section 4.1(c), the Borrowers will not permit the ratio of (i) the sum of (a) Consolidated Operating Cash Flow for the period consisting of two consecutive fiscal quarters ending on the last day of such fiscal quarter multiplied by two, PLUS (b) Pro Forma Consolidated Operating Cash Flow with respect to any Person or Persons acquired during such period of two consecutive fiscal quarters, LESS (c) actual Consolidated Operating Cash Flow attributable to the Borrowers' operation of such Person or Persons described in clause (b) subsequent to the date of acquisition, to (ii) Consolidated Total Debt Service for such period to be less than 1.1 to 1.0. The ratio of Consolidated Operating Cash Flow to Consolidated Total Debt Service shall be computed as of the last day of each fiscal quarter for the immediately preceding period as described above, beginning with the fiscal quarter ending on September 30, 1997.

                 (d) Section 10.3 of the Credit Agreement is hereby amended by deleting the text thereof, and substituting therefor the following:

                 The Borrowers will not permit the ratio of (i) Consolidated Total Indebtedness outstanding on the last day of any fiscal quarter to (ii) the sum of (a) EBITDA (less, to the extent included in the calculation of EBITDA, any earnings attributable to mortgage loans held by WM Financial that are borrowed against under any mortgage warehousing facility permitted pursuant to
Section 9.1(1)) for the period consisting of two consecutive fiscal quarters ending on the last day of such fiscal quarter multiplied by two, PLUS (b) Pro Forma EBITDA with respect to any Person or Persons acquired during such period of two consecutive fiscal quarters, LESS (c) actual EBITDA attributable to the Borrowers' operation of such Person or Persons described in clause (b) subsequent to the date of acquisition, to exceed 3.0 to 1.0, provided, that with respect to any fiscal quarter ending prior to September 30, 1996, for purposes of this Section 10.3, EBITDA shall be calculated by determining EBITDA for the period from the Closing Date to and including the date of calculation, and multiplying such amount by a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed from the Closing Date to and including such date of calculation. The ratio of Consolidated Total Indebtedness to EBITDA shall be computed as of the last day of each fiscal quarter for the immediately preceding period as described above, beginning with the fiscal quarter ending September 30, 1995.

     SECTION 4. AMENDMENT TO USE OF PROCEEDS COVENANT. Section 7.16 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety, and substituting therefor the following:

                 The proceeds of the Loans shall be used by the Borrowers solely for (a) the repayment of the Retired Indebtedness, (b) the financing of the Borrowers' existing multifamily housing and commercial property management business, and (c) the financing of (i) the growth of the Borrowers' multifamily housing and commercial property management business, (ii) the Borrowers' acquisition of or investment in businesses that manage, service, finance and/or own multifamily housing or commercial properties, and (iii) the Borrowers' acquisition of or investment in businesses that provide services to the owners, managers and/or residents of multifamily housing or commercial properties (such businesses described in Section 7.16(c) are hereinafter referred to as "Complementary Businesses"), provided that neither the financing nor acquisition or investment contemplated by Section 7.16(a), (b) or (c) cause the Borrowers to be in default of any other covenants in this Agreement or create a violation of law or banking regulation, and (d) the Borrowers' acquisition or investment, where necessary or appropriate, of multifamily and commercial real estate assets or direct or indirect interests in entities owning such multifamily or commercial real estate assets for purposes of acquiring current property management rights, provided, that any such acquisitions of real estate assets or direct or indirect interests in entities owning such multifamily or commercial real estate assets shall be held for a short duration and with the intention of finding a subsequent purchaser of such real estate assets or direct or indirect interests in entities owning such multifamily or commercial real estate assets, subject to the Borrowers' retention of property management rights, and PROVIDED, FURTHER, that any use of proceeds for an acquisition or investment as described above shall be permitted pursuant to this Section 7.16 solely to the extent that such acquisition or investment is not otherwise prohibited by the terms of this Agreement. The Borrowers shall obtain Letters of Credit solely in furtherance of the above purposes. No portion of the Loans is to be used, and no portion of the Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     SECTION 5. FINANCIAL REPORTING. Section 8.4 of the Credit Agreement is hereby amended in the following respects:

                 (a) by deleting from subsections (a) and (b) thereof the word "consolidated" each place it appears, and substituting therefor the phrase "consolidated (and consolidating)";

                 (b) by deleting from the end of clause (e) thereof the word "and";

                 (c) by deleting the period at the end of clause (f) thereof and substituting therefor a semicolon and the word "and"; and

                 (d) by inserting immediately after clause (f) thereof the following additional clause:

                     (g) At the times for reporting set forth in clauses (a) and (b) above, consolidating financial reports of the types described in such clauses (a) and (b), for NHP Financial Services, Ltd. and its Subsidiaries.

     SECTION 6. PERMITTED INDEBTEDNESS. Section 9.1 of the Credit Agreement is hereby amended in the following respects:

                 (a) by deleting the text of clause (i) in its entirety and substituting therefor the following:

                      "Indebtedness to a seller or sellers incurred by a Borrower in connection with any acquisition which is permitted pursuant to
Section 9.5(a)(iii) hereof or Indebtedness assumed by a Borrower in connection with any acquisition which is permitted pursuant to Section 9.5(a)(iii) hereof, provided that the the aggregate principal amount of all such Indebtedness of the Borrowers under this Section 9.1(i) shall not exceed $25,000,000 in the aggregate at any one time;"

                 (b) by deleting the word "and" at the end of clause (n) thereof;

                 (c) by deleting the period at the end of clause (o) thereof and substituting therefor a semicolon; and

                 (d) by inserting, after clause (o) thereof, the following additional clauses:

                      (p) Unsecured Indebtedness for borrowed money not to exceed $100,000,000 in the aggregate, which is pari passu with, or subordinate to, the Obligations, and with stated maturity of no earlier than January 1, 2002 and with no amortization required prior to the expiration of three (3) years from the date of issuance of such Indebtedness; and

                      (q) Unsecured Indebtedness arising under interest rate protection arrangements not to exceed $5,000,000 in the aggregate, which is pari passu with the Obligations.

     SECTION 7. AMENDMENT TO MERGER AND CONSOLIDATION COVENANT. Section 9.5 of the Credit Agreement is hereby amended by deleting the text thereof in its entirety, and substituting therefor the following:

                 (a) No Borrower will, nor will any Borrower permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition without the prior written consent of Banks holding 75% of the sum of (i) the outstanding principal amount of the Loans on such date PLUS (ii) any Unpaid Reimbursement Obligations relating to any Letter of Credit Participation purchased pursuant to Section 5.1, or, if no such principal or Unpaid Reimbursement Obligations are outstanding, 75% of the Total Commitment except:

                    (i) the merger or consolidation of one or more of the Subsidiaries of a Borrower with and into such Borrower, or the merger or consolidation of two or more Subsidiaries of a Borrower;

                    (ii) the acquisition by any Borrower or any Subsidiary of any Borrower of assets or stock in the ordinary course of business consistent with past practices; and

                    (iii) acquisitions by any Borrower or any Subsidiary of any Borrower, of other Persons which thereby become Subsidiaries, or divisions or business segments of other Persons (whether by way of purchase of assets or capital stock),

PROVIDED, that in each case under this clause (iii) of this Section 9.5:

                 (A) in the case of a merger or consolidation to which NHP is a party, NHP is the surviving entity, and in the case of a merger or consolidation of a Subsidiary with any other Person, the surviving entity must also be a Subsidiary;

                 (B)  such person is in a business described in Section 7.16(c);

                 (C) no Default or Event of Default shall exist at the time of, and none shall exist after giving effect to, such merger, consolidation or acquisition;

                 (D) the Borrowers have delivered to the Agents and the Banks reasonable prior written notice of such acquisition, which notice shall provide the Agents and the Banks with a summary description containing information which evidences compliance with the other provisions of this Section 9.5;

                 (E) the business and assets so acquired shall be acquired by such Borrower, or such Subsidiary of the Borrowers, as the case may be, free and clear of all liens and encumbrances (other than as permitted by Section 9.2), and Indebtedness (other than as permitted by Section 9.1);

                 (F) no contingent obligations or liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a materially adverse effect on the financial condition of the Borrowers, taken as a whole;

                 (G) in the case of any acquisition or acquisitions during a period of ten (10) consecutive Business Days for an aggregate acquisition price (including purchase money financing) of $5,000,000 or more, the last such acquisition during such period shall constitute a representation and warranty of the Borrowers to the Lead Agent and the Banks that such acquisitions will not result in a violation of the provisions of Section 10.1, Section 10.2 or Section
10.3 as of the end of the fiscal quarter in which such Loans are requested; and

                 (H) in the case of any acquisition of greater than fifty percent (50%) in the aggregate of capital stock or other equity interests, the issuer thereof must become a Subsidiary; and any new Subsidiary formed or acquired as a result of or in connection with any acquisition shall be or then become a Subsidiary of the

Borrowers and each such Subsidiary (whether acquired or newly formed) shall execute a guaranty of the obligations of the Borrowers hereunder and under the other Loan Documents, such guaranty to be in form and substance acceptable to the Banks.

                 (b) No Borrower will, nor will any Borrower permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of all or substantially all of its assets, or any stock of any Subsidiary, without the prior written consent of Banks holding 75% of the sum of (i) the outstanding principal amount of the Loans on such date, plus (ii) any Unpaid Reimbursement Obligations relating to any Letter of Credit Participation purchased pursuant to
Section 5.1, or, if no such principal or Unpaid Reimbursement Obligations are outstanding, 75% of the Total Commitment.

     SECTION 8.  NEGATIVE COVENANT CONCERNING RESTRICTIONS ON DISTRIBUTIONS.
Article IX of the Credit Agreement is hereby amended by inserting the following additional section after Section 9.12:

                 9.13. LIMITATION ON AGREEMENTS RESTRICTING DISTRIBUTIONS. The Borrowers shall not, and shall not cause or permit their Subsidiaries to enter into any agreement restricting the ability of such Borrower (or such Subsidiary) to make Distributions to its parent.

     SECTION 9.  DEFAULTS OF GUARANTORS.

                 (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following additional definition in its proper alphabetical order therein:

                      GUARANTOR. NHP Financial Services, Ltd., NHP Financial Services, Ltd., Rescorp Realty, Inc., NHP Florida Management Company, Preferred Home Health, Inc., NHP-HDV 20, Inc., NHP Maintenance Services Company, NHP-HG 16, Inc., NHP-HG 17, Inc., Broad Street Management, Inc., NHP Southwark HA, Inc., NHP-HG 15, Inc., NHP Cash Management Services, Inc., NHP A&R Services, Inc., NHP Equity Services, Inc., NHP Asset Management Services, Inc., WMF/Proctor & Associates of Michigan, Inc., and any other person executing a guaranty of any of the Obligations.

                 (b) Section 13.1 of the Agreement is hereby amended by inserting, immediately after the word "Borrowers" in clauses (b), (c), (d), (e) and (i), the phrase "or the Guarantors".

     SECTION 10. GUARANTORS. Notwithstanding anything to the contrary set forth in that certain Consent and Amendment Agreement dated as of March 27, 1996, by and among each of the parties hereto (the "Washington Mortgage Consent"), the requirement that NHP Financial Services, Ltd. (formerly WMF Holdings, Ltd.) ("Holdings") and each of its Subsidiaries become obligors with respect to the Obligations set forth in Section 4 of the Washington Mortgage Consent shall be deemed satisfied upon Holdings' execution of a guaranty of the Obligations in form and substance satisfactory to the Majority Banks. It is a condition precedent to the effectiveness of this Amendment that Holdings executes and delivers such a Guaranty to the Banks. It is a further condition precedent to the effectiveness of this Agreement that each of Rescorp Realty, Inc., NHP Florida Management Company, Preferred Home Health, Inc., NHP-HDV 20, Inc., NHP Maintenance Services Company, NHP-HG 16, Inc., NHP-HG 17, Inc., Broad Street Management, Inc., NHP Southwark HA, Inc., NHP-HG 15, Inc., NHP Cash Management Services, Inc., NHP A&R Services, Inc., NHP Equity Services, Inc., NHP Asset Management Services, Inc., and WMF/Proctor & Associates of Michigan, Inc. executes and delivers such Guaranty to the Banks.

     SECTION 11. NO OTHER CHANGES. Except as expressly set forth herein, there are no amendments to any provisions of the Waiver. Each of the Borrowers hereby reaffirms in all respects all of the covenants, agreements, terms and conditions of the Credit Agreement, which are incorporated in full herein by reference, and all terms, conditions and provisions thereof shall remain in full force and effect. Each of the Borrowers hereby confirms that all representations and warranties set forth in the Credit Agreement remain true as of the date hereof, and no Default or Event of Default has occurred and is continuing as of the date hereof.

     SECTION 12. MISCELLANEOUS. The headings and titles of this Amendment are for convenience only and do not constitute a part hereof. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. This Amendment may be executed in any number of counterparts, any one of which shall be deemed to be an original of this instrument, and in separate counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as a sealed instrument by their duly authorized officers, as of the day and year first above written.

                         NHP INCORPORATED
                         NHP MANAGEMENT COMPANY
                         PROPERTY SERVICES GROUP, INC.
                         NHP TEXAS MANAGEMENT COMPANY
                         NHP PUERTO RICO
                             MANAGEMENT COMPANY
                         NHP-HG II, INC.
                         THE RISK SPECIALIST GROUP, INC.
                         NHP-HDV THREE, INC.
                         NHP-HG SIX, INC.


                         By:
                              -------------------------------
                         Title:


                         THE FIRST NATIONAL BANK OF BOSTON,
                          individually and as Lead Agent


                         By:
                              -------------------------------
                         Title:


                         MORGAN GUARANTY TRUST COMPANY
                         OF NEW YORK, individually and as Co-Agent


                         By:
                              -------------------------------
                         Title:


                         FLEET NATIONAL BANK, individually and
                          as Co-Agent



                         By:
                              -------------------------------
                         Title:

                         THE RIGGS NATIONAL BANK OF
                          WASHINGTON, D.C.


                         By:
                              -------------------------------
                         Title:


                         FIRST NATIONAL BANK OF MARYLAND


                         By:
                              -------------------------------
                         Title:


     Each of the undersigned guarantors executes this Amendment to ratify their respective Guaranties of the Obligations.


                         NHP FINANCIAL SERVICES, LTD.
                         RESCORP REALTY, INC
                         NHP FLORIDA MANAGEMENT COMPANY
                         PREFERRED HOME HEALTH, INC.
                         NHP-HDV 20,
                         NHP MAINTENANCE SERVICES COMPANY
                         NHP-HG 16,
                         NHP-HG 17,
                         BROAD STREET MANAGEMENT, INC.
                         NHP SOUTHWARK HA, INC.
                         NHP-HG 15, INC.
                         NHP CASH MANAGEMENT SERVICES, INC.
                         NHP A&R SERVICES, INC
                         NHP EQUITY SERVICES,
                         NHP ASSET MANAGEMENT SERVICES, INC
                         WMF/PROCTOR & ASSOCIATES OF
                          MICHIGAN, INC.


                         By:
                              -------------------------------
                         Title: